Exhibit 4.2

WHOLE FOODS MARKET, INC.,

as Issuer

EACH OF THE GUARANTORS PARTY HERETO,

as Guarantors and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 3, 2015

$1,000,000,000 5.200% Senior Notes due 2025

i

Section 7.07.	Notices	23

ARTICLE 8 MISCELLANEOUS

Section 8.01.	Priority of First Supplemental Indenture	23
Section 8.02.	Governing Law	23
Section 8.03.	Successors	23
Section 8.04.	Multiple Originals	23
Section 8.05.	Variable Provisions	23
Section 8.06.	Table of Contents; Headings	23
Section 8.07.	Waiver of Jury Trial	23
Section 8.08.	Force Majeure	24
Section 8.09.	U.S.A. Patriot Act	24

EXHIBIT A.	Form of 2025 Note

EXHIBIT B.	Form of Supplemental Indenture in Respect of Guarantees

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of December 3, 2015 (this “First Supplemental Indenture”), between WHOLE FOODS MARKET, INC., a Texas corporation (the “Company”), the GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”), to the Indenture, dated as of December 3, 2015 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture to provide for the issuance from time to time of the Company’s unsecured senior debt securities in one or more series (the “Securities”) and providing the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

WHEREAS, Section 2.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted therein; and

WHEREAS, pursuant to Section 2.01 of the Base Indenture, as supplemented by this First Supplemental Indenture, the Company desires to provide for the issuance of a new series of Securities to be known as its 5.200% Senior Notes due 2025 (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms, conditions and provisions of which are to be as specified in this First Supplemental Indenture; and

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                          Provisions of the Base Indenture.  Except as otherwise expressly provided herein, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect with respect to the Notes. The Base Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the holders of the Notes, and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Section 1.02.                          Definitions.  For purposes of this First Supplemental Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(i)                                     Capitalized terms used in this First Supplemental Indenture and not defined in this First Supplemental Indenture have the meanings ascribed thereto in the Base Indenture;

(ii)                                  the term “Notes” as defined in the Base Indenture and as used in any definition therein shall be deemed to include or refer to, as applicable, the Notes;

(iii)                               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iv)                              “including” means including without limitation;

(v)                                 words in the singular include the plural and words in the plural include the singular;

(vi)                              all references to Notes shall refer also to any Additional Notes issued in the form of Notes pursuant to Section 2.14 of the Base Indenture;

(vii)                           all references to the date the Notes were originally issued shall refer to the Original Issue Date or the date any Additional Notes were originally issued, as the case may be;

(viii)                        all references herein to particular Sections or Articles shall refer to this First Supplemental Indenture unless otherwise so indicated; and

(ix)                              the following terms have the meanings given to them in this Section 1.02:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of DTC for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Definitive Note” means a certificated Initial Note or certificated Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Notes” means the Notes of the Company issued in exchange for Initial Notes pursuant to the Base Indenture and this First Supplemental Indenture in connection with the Registered Exchange Offer.

“Guarantee” has the meaning ascribed to such term in Section 7.01 of this First Supplemental Indenture.

“Guarantors” means, initially, Whole Foods Market California, Inc., Whole Foods Market Pacific Northwest, Inc., Mrs. Gooch’s Natural Food Markets, Inc., Whole Foods Market Rocky Mountain/Southwest, L.P., Whole Foods Market Group, Inc., WFM-WO, Inc., Whole Foods Market Services, Inc., WFM IP Investments, Inc., Whole Foods Market IP, L.P., WFM Northern Nevada, Inc., WFM Southern Nevada, Inc., WFM Hawaii, LLC, WFM Kansas, LLC and WFM Nebraska, LLC, but subject to Sections 7.03 and 7.06 hereof.

“Independent Investment Banker” means each of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Initial Notes” means the Rule 144A Notes and the Regulation S Notes.

“Initial Purchasers” means J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and the other initial purchasers listed on Schedule 1 to the Purchase Agreement.

“Original Issue Date” means December 3, 2015.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer”.

“Primary Senior Indebtedness” means indebtedness under any existing or future credit, loan or borrowing facility or any indenture, note purchase agreement or similar agreement by the Company providing for the incurrence of Indebtedness, in each case in a principal amount equal to or greater than $100 million.

“Purchase Agreement” means the Purchase Agreement dated November 30, 2015, among the Company, the Guarantors and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, and two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest on such Note that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated as of December 3, 2015, among the Company, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.04.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.05(e).

“Restricted Period” with respect to any Notes means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.04.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of the Initial Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Other Definitions.

Term	Defined in Section
“Additional Notes”	Section 2.01
“Base Indenture”	Preamble
“Company”	Preamble
“Global Notes”	Section 2.03(b)Section 2.04Section 2.04(a)
“Indenture”	Recitals
“Interest Payment Date”	Section 2.03(a)
“Notes”	Recitals
“Note Interest Rate”	Section 2.03(a)
“First Supplemental Indenture”	Preamble
“Rating Agency”	Section 2.03(b)
“Regulation S Global Notes”	Section 2.04(a)
“Rule 144A Global Notes”	Section 2.04(a)
“Substitute Rating Agency”	Section 2.03(b)(iii)
“Trustee”	Preamble

ARTICLE 2
THE NOTES

Section 2.01.                          Designation and Principal Amount.  The Notes are hereby authorized and are designated the “5.200% Senior Notes due 2025”, in an initial aggregate principal amount of $1,000,000,000, which amount shall be specified in an Authentication Order for the authentication and delivery of Notes pursuant to Article II of the Base Indenture. In addition, the

Company shall be entitled to issue, from time to time, without the consent of the Holders, additional Notes (“Additional Notes”), which shall have identical terms as the Notes issued on the Original Issue Date (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be, in an unlimited aggregate principal amount, which Additional Notes shall be consolidated and form a single series with the Notes previously issued; provided that if any Additional Notes are not fungible with the Notes issued on the Original Issue Date for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. At any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Initial Notes issued on the date hereof will be (i) offered and sold pursuant to the Purchase Agreement and (ii) resold initially only to (a) QIBs in reliance on Rule 144A and (b) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

All Notes issued on the Original Issue Date and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. The Notes shall be subject to the terms of the Registration Rights Agreement, including the payment of additional interest in accordance with and subject to the terms thereof.

Section 2.02.                          Stated Maturity.  The Stated Maturity of the Notes shall be December 3, 2025.

Section 2.03.                          Interest.

(a)                        The Notes shall bear interest at the rate of 5.200 % per annum from December 3, 2015 or from the most recent Interest Payment Date to which interest has been paid on the Notes, subject to adjustment in accordance with the provisions of Section 2.04 (the per annum rate at which the Notes shall bear interest at any time, the “Note Interest Rate”). Interest shall be payable semiannually on June 3 and December 3 of each year (each such date, an “Interest Payment Date”), commencing on June 3, 2016, to the Holders in whose names the Notes are registered at the close of business on the regular record date immediately preceding the related Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b)                        The Note Interest Rate will be subject to adjustment from time to time if Moody’s or S&P (or in either case as applicable, any Substitute Rating Agency) (each, a “Rating Agency,” and collectively, the “Rating Agencies”) downgrades (or subsequently upgrades) the debt rating assigned to the Notes, as set forth in this Section 2.04(b).

(i)                                     If the rating from a Rating Agency with respect to the Notes is decreased to a rating set forth in the immediately following table with respect to that Rating Agency, the Note Interest Rate will increase from 5.200% by the percentage set forth opposite that rating:

	Rating Agency
Rating Level	Moody’s*	S&P*	Percentage
1	Ba1	BB+	0.25%
2	Ba2	BB	0.50%
3	Ba3	BB-	0.75%
4	B1 or below	B+ or below	1.00%

*Including the equivalent ratings of any Substitute Rating Agency

(ii)                                                     If at any time the Note Interest Rate has been adjusted upward as a result of a decrease in a rating by a Rating Agency and that Rating Agency subsequently increases its rating with respect to the Notes to any of the threshold ratings set forth above, the Note Interest Rate will be decreased such that the per annum interest rate equals 5.200% plus the percentage set forth opposite the rating for such Rating Agency in effect immediately following the increase in the table above; provided that if Moody’s or any Substitute Rating Agency subsequently increases its rating of the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating of the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the Note Interest Rate will be decreased to 5.200%.

(iii)                                                  No adjustment in the Note Interest Rate shall be made solely as a result of a Rating Agency ceasing to provide a rating. If at any time less than two Rating Agencies provide a rating of the Notes for a reason outside of the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating of the Notes from another nationally recognized statistical rating organization, to the extent one exists, and if another nationally recognized statistical rating organization rates the Notes (such organization, as certified by a resolution of the Board of Directors of the Company, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the Note Interest Rate pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the Note Interest Rate will increase or decrease, as the case may be, such that the interest rate equals 5.200% plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the table above (taking into account the provisions of clause (b) above).  Subject to the second to last paragraph of this section, for so long as (i) only one Rating Agency provides a rating of the Notes, any increase or decrease in the Note Interest Rate necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the table above and (ii) no

Rating Agency provides a rating of the Notes, the Note Interest Rate will increase to, or remain at, as the case may be, 7.200%.

(iv)                                                 If Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the Note Interest Rate shall be determined in the manner described in this Section 2.03(b) as if either only one or no Rating Agency provides a rating on the Notes, as the case may be.

(v)                                                    Each adjustment required by any decrease or increase in a rating set forth in this Section 2.03(b), whether occasioned by the action of Moody’s, S&P or any Substitute Rating Agency, shall be made independent of (and in addition to) any and all other adjustments. For example, if only one of the Rating Agencies decreases its rating of the Notes to Rating Level 1 (and the rating provided by the other Rating Agency is above Rating Level 1), then the Note Interest Rate will increase by 0.25%, and if each of the Rating Agencies decreases its rating of the Notes to Rating Level 1, then the Note Interest Rate will increase by 0.25% on account of each such rating provided by both Rating Agencies, or 0.50% in the aggregate. In no event shall (1) the Note Interest Rate be reduced below 5.200% or (2) the Note Interest Rate exceed 7.200%.

(vi)                                                 Any interest rate increase or decrease described above will take effect on the first day of the interest period following the period in which the rating change has occurred. If any Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change to occur will control in the event of a conflict.

(vii)                                              The Note Interest Rate will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Rating Agency) if the Notes become rated “Baa1” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “BBB+” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if only rated by one Rating Agency, in each case with a stable or positive outlook.

Section 2.04.                          Form, Dating, Title and Terms.  (a) The Notes shall be substantially in the form attached as Exhibit A, in each case with such appropriate provisions as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or DTC or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be substantially in the form set forth in Article II of the Base Indenture.

The definitive Notes shall be printed, lithographed or engraved on a steel engraved border or on steel engraved borders or produced by any combination of these methods, if required by any securities exchange on which the Notes may be listed, or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

The Rule 144A Notes shall be issued initially in the form of one or more Notes in registered, global form (collectively, the “Rule 144A Global Notes”) and the Regulation S Notes shall be issued initially in the form of one or more Notes in registered, global form (collectively, the “Regulation S Global Notes”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in Article 2 of the Base Indenture and dated the date of their authentication. Each Global Note may be represented by more than one certificate, if so required by DTC rules regarding the maximum principal amount to be represented by a single certificate. Beneficial ownership interests in the Regulation S Global Notes shall not be exchangeable for interests in the Rule 144A Global Notes or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period, except as and to the extent expressly provided in Section 2.05(l) of this First Supplemental Indenture.  The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee as hereinafter provided.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in Austin, Texas, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.01(a) of the Base Indenture; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

(b)                        Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(c)                         Legend for Global Notes.  The Global Notes shall bear the legend set forth in Section 2.01(c) of the Base Indenture on the face thereof.

(d)                        Registrar and Paying Agent;

Section 2.05.                          Transfer and Exchange.  The Notes shall be subject to the provisions set forth in Sections 2.03 and 2.06 of the Base Indenture governing (i) payment of principal, premium, if any, and interest on the Notes, (ii) registration of transfer or exchange and (iii) maintenance of an office or agency where Notes may be presented for payment.

(a)                        Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)                                     to register the transfer of such Definitive Notes; or

(ii)                                  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)                                   shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B)                                   are accompanied by the following additional information and documents, as applicable:

(1)                       if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(2)                       if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(iii)                               in the case of Transfer Restricted Notes, if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.05(e)(i).

(b)                        Restrictions on Exchange of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)                                     (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (a) to a QIB in accordance with Rule 144A or (b) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and opinion of counsel as the Company shall require; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.06, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)                         Transfer and Exchange of Global Notes.

(i)                                     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this First Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream) therefor, which may change from time to time.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Rules 903 or 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.  The policies and practices of DTC may prohibit transfers of beneficial interests in a Regulation S Global Note prior to the expiration of the Restricted Period.

(iii)                               Notwithstanding any other provisions of this First Supplemental Indenture (other than the provisions set forth in Section 2.06), a Global Note may not be transferred in part, and may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 4.03 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.05 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)                        Restrictions on Transfer and Exchange of Regulation S Global Notes.

(i)                                     Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC).  During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company, (b) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (c) in an offshore transaction in accordance with Regulation S, (d) pursuant to an available exemption from registration under the Securities Act or (e) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a (a) QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and (b) in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions.  Such written certification shall no longer be required after the expiration of the Restricted Period.  In the case of a transfer of a beneficial interest in a Regulation S Global Note for an interest in a Rule 144A Global Note, the transferee must, at the request of the Company, deliver an opinion of counsel reasonably acceptable to the Company stating that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(ii)                                  Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)                         Legends for Notes.

(i)                                     Except as permitted by the following paragraphs (ii), (iii), (iv) or (v) each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE AND THE RELATED GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF WHOLE FOODS MARKET, INC. (THE ‘‘COMPANY’’) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2) OR (3) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) MUST BE DELIVERED TO THE TRUSTEE EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (4) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO

REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE DIRECTION OF THE COMPANY.

Each Regulation S Note shall bear an additional legend in substantially the following form:

THIS NOTE IS A TEMPORARY OFFSHORE GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT OFFSHORE GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE UNDER WHICH THE NOTES WERE ISSUED. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT. NO BENEFICIAL OWNER OF THIS TEMPORARY OFFSHORE GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AT THE DIRECTION OF THE COMPANY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)                               After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)                              Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v)                                 Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(vi)                              To the extent that any Notes are represented by one or more Global Notes held by or on behalf of DTC, the Company may cause the Restrictive Notes Legend on any such Global Notes to be removed (or deemed removed) and cause such Global Notes to be identified by an unrestricted CUSIP at any time on or after the one year anniversary of the later of (x) the Original Issue Date and (y) the date on which additional Notes bearing the same CUSIP were last issued (it being understood that, if additional Notes bear a different CUSIP, the date after which the Company may cause the Restrictive Notes Legend to be removed with respect to such additional Notes shall be the one year anniversary of their date of issuance), without delivering an Opinion of Counsel, by:

(A)                                   delivering to the Trustee a written notice (x) certifying that all Notes represented by such Global Notes would be freely tradable under Rule 144 by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days, (y) instructing the Trustee to take any actions as may be necessary so that the Restricted Notes Legend set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and the Indenture, without further action on the part of Noteholders and (z) instructing the Trustee to take any actions as may be necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number. Immediately upon receipt of such notice by the Trustee the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such notice and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number; and

(B)                                   providing DTC an instruction letter for DTC’s mandatory exchange process (or any successor notice, form or action required pursuant to the Applicable Procedures) to the extent required.

(vii)                           From and after the one year anniversary of the issue date of any Transfer Restricted Note, upon written direction of the Company:

(A)                                   the Registrar shall permit the Noteholder thereof to exchange any Transfer Restricted Note that is a Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not an affiliate (as defined under Rule 144) of the Company; and

(B)                                   beneficial interests in a Transfer Restricted Note that is a Global Note may be exchanged for beneficial interests in a Global Note that does not bear the Restricted Notes Legend if the Noteholder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Noteholder is not an “affiliate” of the Company within the meaning of Rule 144.

(f)                          Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)                         Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, upon receipt of a Company Order, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.01 or 5.01 of this First Supplemental Indenture).

(h)                        Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(i)                            The Company shall not be required to make and the Security Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(j)                           All Notes issued upon any transfer or exchange pursuant to the terms of this First Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(k)                        No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l)                            Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order , the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive

Notes, if any, tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

(m)                    In connection with any exchange of beneficial interests in a Global Note that bears a Restricted Notes Legend for any Global Note that does not bear a Restricted Notes Legend in accordance with Section 2.05(e)(i), if a Global Note that does not bear a Restricted Notes Legend is not then outstanding (or an insufficient principal amount of such Global Notes are outstanding to permit such exchange) and the Global Notes have not been previously exchanged for certificated securities pursuant to Section 2.06, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, one or more new Global Notes without the Restricted Notes Legend in the appropriate principal amounts.

Section 2.06.                          Definitive Notes.

(a)                        A Global Note deposited with DTC or with the Trustee as Notes Custodian pursuant to Section 2.05 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.05 and (i) DTC (A) notifies the Company that DTC is no longer willing or able to act as a depositary or clearing system for the Global Notes or (B) ceases to be a “clearing agency” registered under the Exchange Act, and, in either event, a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or becoming aware that DTC is no longer so registered, (ii) the Company, in its sole discretion, determines not to have the Notes represented by a Global Note and provide written notice to the Trustee, or (iii) upon the occurrence and continuation of an Event of Default.

(b)                        Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.06 shall be surrendered by DTC to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.06 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as DTC shall direct.  Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.05, bear the Restricted Notes Legend.

(c)                         The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)                        Notwithstanding anything to the contrary provided herein, in no event shall any Regulation S Global Note be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S.

(e)                         In the event of the occurrence of any of the events specified in Section 2.06(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

ARTICLE 3
REDEMPTION

Section 3.01.                          Redemption by the Company.  (a) The Notes may be redeemed at the option of the Company on the terms and conditions set forth in Article III of the Base Indenture and Section 6 of the Notes.

(b)                        The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of such Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that if the Company redeems any Notes on or after September 3, 2025 (three months prior to the stated maturity date of the Notes), the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(c)                         In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 45 basis points.

ARTICLE 4
COVENANTS

Section 4.01.                          Limitations on Liens.  For the purposes of the Notes, the text of Section 4.02 of the Base Indenture will apply to the Notes.

Section 4.02.                          Limitation on Sale Leaseback Transactions.  For the purposes of the Notes, the text of Section 4.03 will apply to the Notes.

Section 4.03.                          Future Guarantors.  From and after the Original Issue Date, the Company shall cause any Subsidiary that guarantees payment of the Company’s or its Subsidiaries’ Primary Senior Indebtedness to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee payment of the Notes, whereupon such Subsidiary shall become a Guarantor for all purposes under the Indenture.

ARTICLE 5
REPURCHASE

Section 5.01.                          Change of Control Repurchase Event.  Upon the occurrence of a Change of Control Repurchase Event, the Company shall be required to make a Change of Control Offer in accordance with the terms and conditions of Section 4.04 of the Base Indenture.

ARTICLE 6
DEFEASANCE

Section 6.01.                          Defeasance by the Company.  If the Company shall effect a defeasance or discharge of the Notes pursuant to Article 8 of the Base Indenture, the Company shall cease to have any obligation to comply with the covenants set forth in Article 4 hereof (whether set forth specifically or by reference to provisions of the Base Indenture) and the provisions of Article 4 of the Base Indenture.

ARTICLE 7
SUBSIDIARY GUARANTEES

Section 7.01.                          Guarantees.

(a)                        Each of the Guarantors, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally guarantees to each Holder and to the Trustee and its successor and assigns (each, a “Guarantee”) on an unsecured, unsubordinated basis and equal in right of payment to all existing and future unsecured, unsubordinated indebtedness of such Guarantor, the punctual payment when due of all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes, whether for principal of or interest on the Notes.

(b)                        The obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(c)                         Each Guarantor further agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture, the Notes or the obligations of the Company or any other Guarantor hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(d)                        Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 7.03 of this First Supplemental Indenture) its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Guarantee.  Such Guarantee is a guarantee of payment and not of collection.

Section 7.02.                          Continuing Guarantee.

(a)                        Each Guarantee shall be a continuing Guarantee and shall, (i) subject to Section 7.03 of this First Supplemental Indenture, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition), (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(b)                        The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.

Section 7.03.                          Release of Guarantee.  Notwithstanding the provisions of Section 7.02 of this First Supplemental Indenture, a Guarantor shall be automatically and unconditionally released from its obligations hereunder:

(a)                        upon the Company’s exercise of its legal defeasance option or its covenant defeasance option as described in Article 4 of the Base Indenture with respect to the Notes or if the Company’s obligations under the Indenture are discharged in accordance with the terms of the Indenture;

(b)                        subject to the following sentence, upon the issuance, sale, exchange, transfer or other disposition (including through merger, consolidation, amalgamation or otherwise) of the capital stock of the applicable Guarantor (including any issuance, sale, exchange, transfer or other disposition following which the applicable Guarantor is no longer a Subsidiary) if such issuance, sale, exchange, transfer or other disposition is made in a manner not in violation of this Indenture; or

(c)                         upon the substantially simultaneous release or discharge of the guarantee by such Guarantor under all of the Primary Senior Indebtedness of the Company other than through discharges as a result of payment by such Guarantor on such guarantees (but including any release or discharge that would be conditioned only on the release or discharge of the guarantee hereunder or of the guarantee of other Primary Senior Indebtedness).

Notwithstanding the foregoing, a Guarantor shall not be automatically released from its obligations hereunder pursuant to Section 7.03(b) if, immediately after giving effect to the consummation of the transactions described in Section 7.03(b) and such release, such Guarantor would be required (notwithstanding the consummation of such transactions) to become a Guarantor pursuant to Section 4.03 hereof.

If a Guarantor is released from its obligations hereunder pursuant to this Section 7.03, it shall cease to be a “Guarantor” as defined in and for purposes hereof.

Section 7.04.                          Notation Not Required.  Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release thereof.

Section 7.05.                          Waiver of Subrogation.  Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights in relation to the Trustee until all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes, whether for principal of or interest on the Notes, are paid in full.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 7.05 is knowingly made in contemplation of such benefits.

Section 7.06.                          Execution and Delivery of Guarantees.  The Company shall cause each subsidiary that is required to become a Guarantor after the Original Issue Date pursuant to Section 4.03 of this First Supplemental Indenture to promptly execute and deliver to the Trustee a Supplemental Indenture substantially in the form set forth in Exhibit B to this First Supplemental Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Guarantee on substantially the terms set forth in this Article 7.  Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such

Supplemental Indenture is a valid and binding agreement of such subsidiary, enforceable against such subsidiary in accordance with its terms.

Section 7.07.                          Notices.  Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Company at the address, place and manner provided in Section 10.02 of the Base Indenture.

ARTICLE 8
MISCELLANEOUS

Section 8.01.                          Priority of First Supplemental Indenture.  If any conflict arises between the terms of the Base Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be controlling and supersede such conflicting terms of the Base Indenture.

Section 8.02.                          Governing Law.  The Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.03.                          Successors.  All agreements of the Company in the Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in the Indenture shall bind its successors.

Section 8.04.                          Multiple Originals.  The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 8.05.                          Variable Provisions.  The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

Section 8.06.                          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 8.07.                          Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 8.08.                          Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.09.                          U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this First Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

WHOLE FOODS MARKET, INC.

By:		/s/ Glenda Flanagan
Name:		Glenda Flanagan
Title:		Executive Vice President and Chief Financial Officer

WHOLE FOODS MARKET CALIFORNIA, INC., a California corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WHOLE FOODS MARKET PACIFIC NORTHWEST, INC., a Delaware corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

MRS. GOOCH’S NATURAL FOOD MARKETS, INC., a California corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P., a Texas limited partnership

By: WHOLE FOODS MARKET ROCKY MOUNTAIN/ SOUTHWEST I, INC., its general partner

	By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WHOLE FOODS MARKET GROUP, INC., a Delaware corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WFM-WO, Inc., a Delaware corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WHOLE FOODS MARKET SERVICES, INC., a Delaware corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Executive Vice President and Chief Financial Officer

WFM IP INVESTMENTS, INC., a Delaware corporation

By:		/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WHOLE FOODS MARKET IP, L.P., a Delaware limited partnership

By: WFM IP MANAGEMENT, INC., its general partner

	By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Vice President, Secretary and Treasurer

2

WFM NORTHERN NEVADA, INC., a Delaware corporation

By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WFM SOUTHERN NEVADA, INC., a Delaware corporation

By:	/s/ Albert Percival
Name: Albert Percival
Title: Assistant Secretary

WFM HAWAII, LLC, a Hawaii limited liability company

By: MRS. GOOCH’S NATURAL FOOD MARKETS, INC., its sole member

	By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

WFM KANSAS, LLC, a Kansas limited liability company

By: WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P., its sole member

By: WHOLE FOODS MARKET ROCKY MOUNTAIN/ SOUTHWEST I, INC., its general partner

		By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

3

WFM NEBRASKA, LLC, a Delaware limited liability company

By: WHOLE FOODS MARKET GROUP, INC., its sole member

By:	/s/ Glenda Flanagan
Name: Glenda Flanagan
Title: Assistant Secretary

4

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Shazia Flores
Name:	Shazia Flores

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR TO DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]:

THIS NOTE AND THE RELATED GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF WHOLE FOODS MARKET, INC. (THE ‘‘COMPANY’’) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2) OR (3) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) MUST BE DELIVERED TO THE TRUSTEE EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE UNDER WHICH

THIS NOTE WAS ISSUED. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (4) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE DIRECTION OF THE COMPANY.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]:

THIS NOTE IS A TEMPORARY OFFSHORE GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT OFFSHORE GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE UNDER WHICH THE NOTES WERE ISSUED. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT. NO BENEFICIAL OWNER OF THIS TEMPORARY OFFSHORE GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AT THE DIRECTION OF THE COMPANY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

[Definitive Notes Legend]:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

WHOLE FOODS MARKET, INC.

5.200% SENIOR NOTES DUE 2025

No.	Principal Amount $
[(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)](1)

CUSIP NO. [•]
ISIN NO. [•]

Whole Foods Market, Inc., a Texas corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] Dollars [(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)]* on December 3, 2025, unless earlier redeemed as herein provided.

Interest Payment Dates: June 3 and December 3 of each year, commencing on [•].

Record Dates: May 19 and November 19 of each year.

Additional provisions of this Note are set forth on the other side of this Note.

(1)  To be inserted if a Global Note.

IN WITNESS WHEREOF, WHOLE FOODS MARKET, INC. has caused this Note to be duly executed.

Dated:              ,

WHOLE FOODS MARKET, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Signatory

Dated: [•]

[FORM OF REVERSE SIDE OF NOTE]

[Reverse of Note]

5.200 % Senior Notes due 2025

1.                                      Interest

Whole Foods Market, Inc., a Texas corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.200% per annum.

The Company shall pay interest semiannually on June 3 and December 3 of each year (each such date, an “Interest Payment Date”), commencing on [•]. Interest on the Notes shall accrue from [•], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes are initially limited to $[•] aggregate principal amount. The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes in all respects (other than the issue price, the date of the issuance, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes), provided that if the additional Notes are not fungible with the existing Securities for United States federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes shall be consolidated and form a single series with the Notes initially issued, including for purposes of voting and redemptions.

The Notes are not entitled to the benefit of any sinking fund.

2.                                      Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 19 and November 19 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

3.                                      Paying Agent and Registrar

U.S. Bank National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly-owned Subsidiaries may act as Paying Agent.

4.                                      Indenture

The Company issued the Notes under an Indenture dated as of December 3, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of December 3, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. The Note is one of the Notes referred to in the First Supplemental Indenture. The Notes of this series include the Notes of this series issued on the Original Issue Date and any Additional Notes of this series issued in accordance with Section 2.14 of the Base Indenture. The Notes of this series and any Additional Notes of this series are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

5.                                      Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, the Company will be required to make an offer to each Holder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to, but not including, the date of purchase, in accordance with the terms contemplated in Section 4.04 of the Base Indenture.

6.                                      Redemption

The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that if the Company redeems any Notes on or after September 3, 2025 (three months prior to the stated maturity date of the Notes), the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 45 basis points.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means each of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC, and two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest on such Note that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

7.                                      Notice of Redemption

At least 30 days but not more than 60 days before a date for redemption of Notes by the Company pursuant to Article III of the First Supplemental Indenture, the Company shall mail (or, at the Company’s option in the case of Notes held in book-entry form, send by electronic transmission) a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof, if applicable) to be redeemed on the date of redemption is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on such redemption date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust) and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8.                                      Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.

9.                                      Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.                               Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes of this series and the Indenture as it relates to the Notes of this series if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for Notes). However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company (or any guarantor) and the assumption by any such Person of the obligations of the Company (or any guarantor) in accordance with Article 5 of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company for the benefit of the Holders of the Notes or surrender rights and powers conferred on the Company, or to add one or more guarantees for the benefit of the Holders of the Notes or to release one or more guarantees in accordance with the Indenture, or to add collateral security with respect to the Notes, or to add or appoint a successor or separate trustee or other agent, or to provide for the issuance of Additional Notes, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to change any other provision if the change does not adversely affect the interests of any Noteholder.

13.                               Defaults and Remedies

Under the Indenture, Events of Default include (i) default in payment of interest on the Notes of this series that continues for 30 days; (ii) default in payment of principal of or premium on the Notes of this series at its stated maturity, upon optional redemption or otherwise; (iii) failure by the Company to repurchase Notes of this series tendered for repurchase following a Change of Control Repurchase Event, (iv) failure by the Company or any guarantor to comply with any covenant or agreement in the Indenture or the Notes, which continues for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes; (v) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or the Company’s Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) with an aggregate principal amount then outstanding in excess of $100,000,000, subject to certain conditions; (vi) default in respect of other Indebtedness of the Company or the Company’s Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $100,000,000, which results in the acceleration of such Indebtedness, subject to certain conditions; and (vii) certain events of bankruptcy or insolvency involving the Company.

If an Event of Default occurs and is continuing with respect to Notes of this series, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of this series may declare all the Notes of this series to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the

Notes of this series being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.

14.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

15.                               No Recourse Against Others

A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.                               Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

18.                               CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to $              principal amount of [   ]% Notes due [    ] held in (check applicable space)     book-entry or     definitive form by                                           (the “Transferor”).

The Transferor (check one box below):

[   ]                               has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Note held by DTC a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

[   ]                               has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	[ ]	to the Company; or

(2)	[ ]	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	[ ]

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	[ ]	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	[ ]	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[INSERT NAME OF TRANSFEROR]

Dated:
By:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

A-1

[TO BE ATTACHED IF A GLOBAL NOTE]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-2

EXHIBIT B

[Form of Supplemental Indenture in Respect of Subsidiary Guarantees]

SUPPLEMENTAL INDENTURE, dated as of             , 20   (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Guarantor(s)”), Whole Foods Market, Inc., a Texas corporation (the “Company”), and each other then-existing Guarantor under the Indenture referred to below (the “Existing Guarantors”), and U.S. Bank National Association, a national banking association, as Trustee under the Indenture referred to below.

RECITALS

WHEREAS, the Company, any Existing Guarantors and the Trustee have heretofore become parties to, or by supplemental indenture have become parties to, an Indenture, dated as of December 3, 2015 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 3, 2015, the “Indenture”), providing for the issuance of 5.200% Notes due 2025 of the Company (the “Notes”);

WHEREAS, Section 4.03 of the First Supplemental Indenture provides that the Company is required to cause the Guarantor[s] to execute and deliver to the Trustee a supplemental indenture evidencing its guarantee of the punctual payment when due of all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes on the terms and conditions set forth herein and in Article 7 of the First Supplemental Indenture;

WHEREAS, each Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor[s], the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. [The] [Each] Guarantor, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally guarantees to each Holder and to the Trustee and its successor and assigns ([the] [each, a]

A-1

“Guarantee”) on an unsecured, unsubordinated basis and equal in right of payment to all existing and future unsecured, unsubordinated indebtedness of such Guarantor the punctual payment when due of all monetary obligations of the Company under the Indenture (with respect to the Notes) and the Notes, whether for principal of or interest on the Notes, on the terms and subject to the conditions set forth in Article 7 of the First Supplemental Indenture and agrees to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.                                      Termination, Release and Discharge. [The] [Each] Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the] [each] Guarantor shall be released and discharged from all obligations in respect of such Guarantee, as and when provided in Section 7.03 of the First Supplemental Indenture.

4.                                      Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Guarantor’s Guarantee or any provision contained herein or in Section 7.05 of the First Supplemental Indenture.

5.                                      Governing Law. This Supplemental Indenture and the Notes shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

6.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

7.                                      Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

8.                                      Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

WHOLE FOODS MARKET, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name:
Title:

A-3